                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               REMEDY CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [REMEDY LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2001

     The Annual Meeting of Stockholders of Remedy(R) Corporation (the "Company") will be held at the Company's offices at 1505 Salado Drive, Mountain View, CA 94043 on Thursday, May 24, 2001, at 4:00 p.m., local time, for the following purposes:

     1. To elect six directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001;

     3. To approve an amendment to the Employee Stock Purchase Plan (the "Purchase Plan") in order to increase the number of shares issuable thereunder, as set forth in the accompanying proxy; and

     4. To transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's principal executive offices located at 1505 Salado Drive, Mountain View, California 94043 during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          [/s/ LAWRENCE L. GARLICK]
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer

Mountain View, California
April 18, 2001

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                 [REMEDY LOGO]
                               1505 Salado Drive
                        Mountain View, California 94043
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001
                            ------------------------

                              GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Remedy Corporation, a Delaware corporation ("Remedy" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices at 1505 Salado Drive, Mountain View, California 94043, on May 24, 2001, and at any adjournment or postponement of the Annual Meeting. These proxy solicitation materials were first mailed on or about April 18, 2001 to all stockholders entitled to vote at the Annual Meeting.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 30, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 30,308,306 shares of Common Stock outstanding. Each stockholder of record on March 30, 2001 is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The six nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

     Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and voted either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

     Proposal 3. Approval of the adoption of the amendment to the Employee Stock Purchase Plan (the "Purchase Plan") requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, FOR Proposal No. 3 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

     The cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. to assist in the solicitation of proxies, for which it will receive a fee from the Company of approximately $5,000 plus out-of-pocket expenses. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telecopy or e-mail. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Company currently has authorized six directors. At the Annual Meeting, six directors are to be elected to serve until the Company's next Annual Meeting or until their successors are elected and qualified. The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of April 1, 2001, their positions and offices held with the Company and certain biographical information are set forth below. Each Nominee for election has agreed to serve if elected, and management has no reason to believe that any Nominee will be unavailable to serve. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Nominees named below. The six Nominees receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company.

                                                      YEAR FIRST        POSITIONS & OFFICES
                   NAME                     AGE    ELECTED DIRECTOR    HELD WITH THE COMPANY
                   ----                     ---    ----------------    ---------------------
Lawrence L. Garlick(1)....................  52           1990          Chairman of the Board
                                                                       and Chief Executive
                                                                       Officer
David A. Mahler...........................  44           1990          Director
John F. Shoch(3)..........................  52           1991          Director
Harvey C. Jones, Jr.(2)(3)................  48           1994          Director
Sheri Anderson(3).........................  46           1999          Director
John Olsen(2).............................  49           2000          Director

---------------
(1) Member of the Stock Option Committee

(2) Member of the Compensation Committee

(3) Member of the Audit Committee

     Mr. Garlick co-founded the Company in November 1990. Since that time he has served as Chairman of the Board and Chief Executive Officer of the Company. From September 1984 to June 1990, Mr. Garlick was employed by Sun Microsystems, Inc., a manufacturer of computer workstations, most recently as Vice President of Distributed Systems. Mr. Garlick holds B.S.E.E. and M.S.E.E. degrees in computer engineering from Stanford University.

     Mr. Mahler co-founded the Company in November 1990 and has been a director of the Company since that time. In addition, from March 1995, until February 1999 Mr. Mahler served as Vice President, Business Development of the Company. From December 1997 through March 1998, Mr. Mahler served as the acting Vice President, Worldwide Sales of the Company. From November 1990 to June 1995, Mr. Mahler served as Vice President, Marketing of the Company. From November 1990 to March 1993, Mr. Mahler also served as Chief Financial Officer of the Company. From November 1978 to October 1990, Mr. Mahler was employed by Hewlett-Packard Company, a manufacturer of computers and related products, most recently as product marketing manager. Mr. Mahler holds a B.S. degree in computer science from Case Western Reserve University.

     Mr. Shoch has been a director of the Company since January 1991. Since 1985, Mr. Shoch has been a general partner at Asset Management Company, a venture capital management firm that is now called Alloy Ventures. Mr. Shoch currently serves on the Board of Directors of Conductus, Inc. Mr. Shoch holds a B.S. degree in political science and a M.S. and a Ph.D. in computer science from Stanford University.

     Mr. Jones has been a director of the Company since November 1994. Mr. Jones served as the Chairman of the Board of Synopsys, Inc. ("Synopsys"), an electronic design automation company, from January 1993 until February 1998. Mr. Jones also served as Chief Executive Officer of Synopsys from December 1987 until January 1994 and as President of Synopsys from December 1987 until January 1993. Mr. Jones currently serves on the Board of Directors of Synopsys Inc. Mr. Jones holds a B.S. degree in mathematics and computer science from Georgetown University and a M.S. in management from the Massachusetts Institute of Technology.

     Ms. Anderson has been a director of the Company since November 1999. From September 1995 to January 2001, Ms. Anderson served as the Senior Vice President and Chief Information Officer of Novell Corporation. Prior to joining Novell in 1995, Ms. Anderson served as Senior Vice President of Charles Schwab & Company's IS department. Ms. Anderson holds a B.A. degree in economics from Stanford University.

     Mr. Olsen has been a director of the Company since November 2000. Mr. Olsen currently serves as the president and Chief Executive Officer of Marimba, Inc. ("Marimba"), a provider of Internet infrastructure management solutions. Prior to joining Marimba in July 2000, Mr. Olsen served as president of the Design

Realization Group of Cadence Design Systems, an electronic design automation company, from July 1999 to December 2000, as executive vice president of Cadence's worldwide sales and marketing from April 1997 to June 1999 and as senior vice president of sales from May 1994 to March 1997. Mr. Olsen earned a B.S. degree in Industrial Engineering from Iowa State University and a M.A. in Management Science from the University of South Florida. Mr. Olsen also currently serves on the board of directors at Business Objects and Zamba Solutions.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 2000, the Board of Directors held six meetings and acted by written consent on one occasion. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. During such year the Board of Directors had an Audit Committee and a Compensation Committee.

     During the fiscal year ended December 31, 2000, the Audit Committee held four meetings. The Audit Committee currently consists of three directors, Messrs. Jones and Shoch and Ms. Anderson. The Audit Committee's principal functions are to monitor the performance and independence of Remedy's independent auditors, monitor the integrity of Remedy's financial reporting processes and internal control systems, and provide an avenue of communication among the independent auditors, Remedy's management and the Board. The Audit Committee reviews the general scope of Remedy's annual audit, and reviews the performance of non-audit services by Remedy's auditors in order to ensure continuing independence of the auditors. The Audit Committee reviews Remedy's financial statements and discusses separately with management and Remedy's independent accountants, the quality of the accounting principles followed, the reasonableness of the judgments made, and the clarity of the disclosure. The Audit Committee reviews, with Remedy's independent accountants, the adequacy of Remedy's internal control systems and financial reporting procedures, and reviews all significant reports prepared by the internal audit department and management's responses and follow-ups to those reports. The Audit Committee also reviews the fairness of any proposed transaction between Remedy and any member of Remedy's management (except for transactions that are reviewed by the Compensation Committee) and makes recommendations to the full Board.

     During the fiscal year ended December 31, 2000, the Compensation Committee held five meetings and acted by written consent on 24 occasions. The Compensation Committee currently consists of two directors, Messrs. Jones and Olsen. The Compensation Committee is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers and administering the Company's 1995 Stock Option/Stock Issuance Plan and the Company's Employee Stock Purchase Plan.

     The Stock Option Committee was formed on February 12, 2001 and currently consists of one director, Mr. Garlick. The Stock Option Committee is primarily responsible for administering the Company's option plans with respect to employees and consultants who are not officers.

     The Company currently has no standing Nominating Committee. Nominations for election of directors at the Annual Meeting were made by the full Board of Directors of the Company.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. Except for grants of stock options, the Company also does not pay compensation for committee participation or special assignments of the Board of Directors. Non-employee Board members are eligible to receive automatic option grants under the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Option Plan"). As of March 30, 2001, there were five non-employee Board members eligible to participate in the Directors Option Plan. Under the Directors Option Plan, options may be granted to the non-employee members of the Board to purchase up to 525,000 shares of Common Stock. Each individual who is first elected or appointed as a non-employee Board member will receive an option grant to purchase 20,000 shares of Common Stock, provided such individual had not previously been granted an option. In addition, at each Annual Stockholders Meeting each individual elected to serve as a non-employee Board member will receive an option grant to purchase 10,000 shares of Common Stock and an option grant to purchase 5,000 shares of Common Stock for each committee assignment. The option price for each option grant under the Directors Option Plan will be equal to the fair market value per share of Common Stock on the automatic grant date and each automatic option grant will be immediately exercisable for all of the option shares. The shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to vesting. Each grant shall vest in 48 equal monthly installments from the grant date. The option will remain exercisable for a 6-month period following the optionee's termination of service as a Board member for any reason other than death and for a 12-month period following the optionee's termination of service as a Board member due to death. The option shares will become fully vested in the event of a Corporate Transaction or a Change in Control. The option shares will become vested in the event of the optionee's cessation of Board service by reason of death or disability as if he or she remained in service through the next Annual Meeting. Upon the occurrence of a hostile tender offer, the optionee will have a thirty
(30) day period in which to surrender to the Company each automatic option that has been in effect for at least six months in return for a cash distribution from the Company in an amount per canceled option share (whether or not the optionee is otherwise vested in those shares) equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over
(ii) the option exercise price payable per share. Pursuant to the terms of the Directors Option Plan in effect at that time, on May 26, 2000 automatic grants of options to purchase 20,000 shares of Common Stock each were made to Messrs. Jones and Shoch, and automatic grants of options to purchase 15,000 shares of Common Stock were made to Mr. Mahler and Ms. Anderson at an exercise price of $41.875 per share. In connection with the 2001 Annual Meeting, Messrs. Jones, Mahler, Olsen, Shoch and Ms. Anderson will each receive automatic grants of options to purchase 10,000 shares of Common Stock, plus 5,000 shares for each committee on which such individual serves.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 30, 2001 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and the executive officers named in the "Executive
Compensation -- Summary Compensation Table," and (iii) all current directors and executive officers as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                              SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENTAGE
                      BENEFICIAL OWNER                         SHARES      OWNERSHIP
                      ----------------                        ---------    ----------
Capital Group Companies, Inc................................  3,234,400       10.7%
  333 South Hope Street, 55th Floor
  Los Angeles, CA 90071
Lawrence L. Garlick(2)......................................  2,863,836       9.45%
  Chairman of the Board and
  Chief Executive Officer
  1505 Salado Drive
  Mountain View, CA 94043
Richard P. Allocco(3).......................................    113,687          *
Sheri Anderson(4)...........................................     35,000          *
  Director
Ron J. Fior(5)..............................................     57,876          *
Harold Goldberg(6)..........................................     27,813          *
Richard Guha(7).............................................     27,916          *
Harvey C. Jones, Jr.(8).....................................    180,000          *
  Director
David A. Mahler(9)..........................................    795,388        2.6%
  Director
Gary Oliver(10).............................................     50,567          *
John Olsen(11)..............................................     20,000          *
  Director
John F. Shoch(12)...........................................    105,000          *
  Director
All current directors and executive
  officers as a group (11 persons)(13)......................  4,277,083       14.1%

---------------
  *  Less than one percent

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

 (2) Includes 461,016 shares subject to currently exercisable options or options exercisable within 60 days.

 (3) Includes 111,461 shares subject to currently exercisable options or options exercisable within 60 days.

 (4) Includes 35,000 shares subject to currently exercisable options or options exercisable within 60 days.

 (5) Includes 54,415 shares subject to currently exercisable options or options exercisable within 60 days.

 (6) Includes 27,209 shares subject to currently exercisable options or options exercisable within 60 days.

 (7) Includes 27,916 shares subject to currently exercisable options or options exercisable within 60 days.

 (8) Includes 150,000 shares subject to currently exercisable options or options exercisable within 60 days.

 (9) Includes 25,000 shares subject to currently exercisable options or options exercisable within 60 days.

(10) Includes 48,541 shares subject to currently exercisable options or options exercisable within 60 days.

(11) Includes 20,000 shares subject to currently exercisable options or options exercisable within 60 days.

(12) Includes 105,000 shares subject to currently exercisable options or options exercisable within 60 days.

(13) Includes all shares described in notes (2) - (12) above.

                         COMPENSATION COMMITTEE REPORT

REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2000.

  Purpose of the Compensation Committee

     The Compensation Committee (the "Committee") of the Remedy Corporation Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Company and to administer the Company's 1995 Stock Option/Stock Issuance Plan, under which grants may be made to such officers and other key employees, and the Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and other executive officers and certain other key employees each fiscal year.

     For the 2000 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based upon the Committee's subjective judgment. Among the factors considered by the Committee were the recommendations of the Chief Executive Officer with respect to the compensation of the Company's executive officers. However, the Committee made the final compensation decisions concerning such officers.

  General Compensation Policy

     The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon increasing stockholder value and individual performance against defined objectives. It is the Committee's objective to have compensation be highly competitive with comparable talent at comparable public software companies (the "Peer Companies"). Compensation should include a meaningful interest in the Company, which strengthens the mutuality of interests between the executive officers and the stockholders. Each executive officer's compensation package will generally comprise three elements: (i) base salary, (ii) cash incentive bonuses, and (iii) long-term stock-based incentive awards.

     In preparing the performance graph for this Proxy Statement, the Company has selected the Hambrecht and Quist Software Index for the peer group comparisons. The companies included in the H&Q Index will not necessarily be the same as the Peer Companies to be used by the Company as a reference in setting compensation levels in future years, as compensation information for one or more of such companies may not be available or the constituent members of the H&Q Software Index may not be competitive with the Company for executive talent. In addition, certain companies may be included in the Peer Companies, even though they are not included in the H&Q Index, to the extent the Company competes for executive talent with those companies.

  Base Salary

     The base salary for each executive officer is set on the basis of personal performance and a review of comparable positions at the Peer Companies. The level of base salary set for such executive officers to date has been comparable to the average of the surveyed compensation data for the Peer Companies.

  Annual Incentive Compensation

     Each year the Committee will establish a set of objectives for each executive officer, some based on Company performance and some based on achievement of individual objectives. At the end of the fiscal year, the Committee evaluates the objectives to determine whether the specified objectives were met and they determine whether extraordinary accomplishments should be considered in determining the bonus award. If the company fails to meet a minimum threshold of financial performance set yearly in the Executive

Compensation Plan, all bonuses become discretionary based on extraordinary accomplishments. For 2000, the minimum financial threshold was not met, and discretionary bonuses were paid based on individual contributions to the Company, bringing new products to market and creating the foundation for future growth.

  Long-Term Incentive Compensation

     During fiscal 2000, the Committee, in its discretion, made option grants to Messrs. Garlick, Allocco, Fior, Goldberg, Guha, and Oliver under the 1995 Stock Option/Stock Issuance Plan. Generally, the size of each grant was set at a level that the Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual's potential for increasing long-term stockholder value, the individual's current position with the Company, option grants awarded to individuals in comparable positions in comparable public software companies, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual at the Committee's discretion.

     The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option generally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

  CEO Compensation

     The annual base salary for Mr. Garlick, the Company's Chairman of the Board and Chief Executive Officer, was established by the Committee on January 27, 2000 for the period January 1 to December 31, 2000. The Committee's decision was made primarily on the basis of the Committee's subjective evaluation of Mr. Garlick's personal performance of his duties as measured by the Company's performance. Mr. Garlick's base salary is below the 50th percentile of the surveyed data for the Peer Companies.

     The remaining cash components of the Chief Executive Officer's 2000 fiscal year incentive compensation were entirely dependent upon financial performance and a measure of individual objectives and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan as for all other officers. For 2000, the Chief Executive Officer's bonus was discretionary, since the minimum threshold of achievement of company financial goals were not exceeded, and was based on the Compensation Committee's view of his individual contributions as well as his impact on increasing revenue growth, bringing new products to market, and creating the foundation for future growth. The option grant made to the Chief Executive Officer during the 2000 fiscal year was based upon his potential for increasing long-term stockholder value and the fact that his existing options are close to fully vested and was intended to place a significant portion of his total compensation at risk. His options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

                                          COMPENSATION COMMITTEE

                                          Harvey C. Jones, Jr.
                                          John Olsen
                                          David A. Mahler

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in November, 1994 and the members of the Compensation Committee during the 2000 fiscal year were Messrs. Jones, Olsen and Mahler. None of the members of the Compensation Committee was at any time during the 2000 fiscal year or at any other time an officer or employee of the Company, except that Mr. Mahler held various management positions with the Company until February 1999. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Mr. Mahler ceased to serve on the Compensation Committee on April 10, 2001.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between January 1, 1996, and December 31, 2000, with the cumulative total return of (i) the S&P 500 Index and (ii) the Hambrecht & Quist Software Index, over the same period. This graph assumes the investment of $100.00 on January 1, 1996 in the Company's Common Stock, the S&P 500 Index and the Hambrecht & Quist Software Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard and Poor's, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG REMEDY CORPORATION,
           THE S&P 500 INDEX AND THE HAMBRECHT & QUIST SOFTWARE INDEX

                            [PERFORMANCE GRAPH]

----------------------------------------------------------------------------
                                           CUMULATIVE TOTAL RETURN
                         Base                    YEARS ENDING
                        Period    ------------------------------------------
   COMPANY/INDEX       2 Jan 96   Dec 96   Dec 97   Dec 98   Dec 99   Dec 00
----------------------------------------------------------------------------
 REMEDY CORP              100      272      106       71      240       84
 S&P 500 INDEX            100      123      164      211      255      232
 H&Q COMPUTER
  SOFTWARE INDEX          100      122      147      192      437      327
----------------------------------------------------------------------------

     The Company effected its initial public offering on March 17, 1995 at a per share price of $7.67 (as adjusted to reflect the March 1996 and October 1996 stock dividends). The graph above commences with the first trading day adjusted closing price of $19.21 on January 2, 1996 (as adjusted to reflect the March 1996 and October 1996 stock dividends). Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth the compensation earned for services rendered in all capacities to the Company during the last three fiscal years by the Company's Chief Executive Officer and each of the other five most highly compensated executive officers (the "Named Officers") whose compensation for the fiscal year ended December 31, 2000 exceeded $100,000.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                    ANNUAL COMPENSATION         ------------------
              NAME AND PRESENT                 -----------------------------        SECURITIES
             PRINCIPAL POSITION                YEAR    SALARY(1)     BONUS      UNDERLYING OPTIONS
             ------------------                ----    ---------    --------    ------------------
Lawrence L. Garlick..........................  2000    $350,000     $100,000         100,000
  Chairman of the Board and                    1999    $312,410     $154,000          60,000
  Chief Executive Officer                      1998    $235,000     $ 35,250          75,000
Richard P. Allocco...........................  2000    $250,000     $ 70,000         110,000
  Vice President and General Manager           1999    $220,000     $105,600          40,000
  of Worldwide Sales and Services              1998    $167,435     $ 40,000         125,000
Ron J. Fior..................................  2000    $256,455(2)  $ 40,000          80,000
  Vice President, Finance & Operations,        1999    $210,000     $100,800          25,000
  Chief Financial Officer                      1998    $ 66,025     $ 16,000         100,000
Harold Goldberg..............................  2000    $195,000     $ 50,000         112,000
  Vice President and General Manager, CRM      1999    $ 63,653     $     --          17,460
                                               1998    $     --     $     --              --
Richard Guha(3)..............................  2000    $188,462     $ 20,000         145,000
  Senior Vice President, Marketing             1999    $     --     $     --              --
                                               1998    $     --     $     --              --
Gary Oliver..................................  2000    $240,000     $ 50,000          75,000
  Vice President and General Manager of        1999    $162,500     $193,800          85,000
  IT Service Management Solutions              1998    $     --     $     --              --

---------------
(1) Salary includes amounts deferred under the Company's 401(k) Plan.

(2) Mr. Fior's salary for 2000 includes an amount forgiven under a loan of $26,455.

(3) Mr. Guha commenced employment on March 31, 2000.

     The following table sets forth further information regarding individual grants of options for the Company's Common Stock during fiscal year 2000 to the Named Officers. Such grants were made pursuant to the Company's 1995 Stock Option/Stock Issuance Plan. In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

     Except for the limited stock appreciation rights described in Footnote (1) below, which form part of certain option grants made to each Named Officer, no stock appreciation rights were granted to such officers during the 2000 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS(1)
                          -------------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                             % OF TOTAL                                   ANNUAL RATES OF STOCK
                             NUMBER OF        OPTIONS                                      PRICE APPRECIATION
                            SECURITIES       GRANTED TO      EXERCISE OR                   FOR OPTION TERM(2)
                            UNDERLYING      EMPLOYEES IN     BASE PRICE      EXPIRATION   ---------------------
          NAME            OPTIONS GRANTED   FISCAL YEAR    PER SHARE($)(3)      DATE        5%($)      10%($)
          ----            ---------------   ------------   ---------------   ----------   ---------   ---------
Lawrence L. Garlick.....      100,000           1.80%          $39.875         1/7/10     2,507,717   6,355,048
Richard P. Allocco......       40,000            .72%          $39.875         1/7/10     1,003,087   2,542,019
                               40,000            .72%          $16.750        11/8/10       421,359   1,067,807
                               30,000*           .53%          $16.750        11/8/10       316,020     800,856
Ron J. Fior.............       35,000            .63%          $39.875         1/7/10       877,701   2,224,267
                               30,000            .54%          $16.750        11/8/10       316,019     800,856
                               15,000*           .27%          $16.750        11/8/10       158,010     400,428
Harold Goldberg.........        7,000            .13%          $39.875         1/7/10       175,540     444,853
                               20,000            .36%          $21.062         8/1/10       264,916     671,348
                               50,000            .90%          $49.000        6/15/10     1,540,792   3,904,669
                               20,000            .36%          $16.750        11/8/10       210,680     533,904
                               15,000*           .27%          $16.750        11/8/10       158,010     400,428
Richard Guha............      100,000           1.80%          $42.125        3/31/10     2,649,219   6,713,640
                               20,000            .36%          $21.062         8/1/10       264,916     671,348
                               10,000            .18%          $16.750        11/8/10       105,340     266,952
                               15,000*           .27%          $16.750        11/8/10       158,010     400,428
Gary Oliver.............       30,000            .54%          $39.875         1/7/10       752,315   1,906,514
                               30,000            .54%          $16.750        11/8/10       316,020     800,856
                               15,000*           .27%          $16.750        11/8/10       158,010     400,428

---------------
(1) Each of the options listed in the table was granted 10 years prior to the expiration date listed above. The options granted to Messrs Garlick, Allocco, Fior, Goldberg, Guha and Oliver with expiration dates of January 7, 2010, June 15, 2010, August 1, 2010, and November 8, 2010 become exercisable in a series of equal monthly installments over a period of 48 months. The stock options granted to Mr. Guha with expiration dates of March 31, 2010 and August 1, 2010 become exercisable for 25% after one year from the vesting commencement date and the remainder in a series of equal monthly installments over a period of 36 months. The stock options designated by an asterisk (*) above vest annually on January 1, beginning with 50% in 2002 and 50% in 2003. The plan administrator has the discretionary authority to re-price the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the re-grant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring entity or its parent corporation assumes the outstanding options. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.

(2) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3) The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

     The following table sets forth information concerning option exercises in 2000 and option holdings as of the end of the 2000 fiscal year with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES       VALUE        OPTIONS AT FY-END(#)             AT FY-END($)(2)
                                  ACQUIRED     REALIZED   ---------------------------   ---------------------------
             NAME                IN EXERCISE    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Lawrence L. Garlick............         0            0      433,619        131,981       3,148,103        76,172
Richard P. Allocco.............    15,550      557,219       86,773        158,127          46,717        50,783
Ron J. Fior....................    16,000      608,562       35,249        128,751         144,527       362,598
Harold Goldberg................         0            0       15,703        113,757               0             0
Richard Guha...................         0            0            0        145,000               0             0
Gary Oliver....................    10,000      295,000       34,062        115,938          66,268       116,544

---------------
(1) Market value less exercise price on date of exercise.

(2) Market value of underlying securities at fiscal year ended December 31, 2000 ($16.5625) minus the exercise price.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Remedy Corporation Board of Directors serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's Standards of Business Conduct. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company. A more detailed description of the functions of the Audit Committee can be found in the Company's Audit Committee Charter, attached to this proxy statement as Appendix A.

     The Audit Committee was organized in November 1994. The Audit Committee for the last fiscal year consisted of Messrs. Jones and Shoch and Ms. Anderson.

     Our management has primary responsibility for preparing the Company's financial statements and financial reporting process. Our independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee has general oversight responsibility with respect to the Company's financial reporting, and reviews the results and scope of the audit and other services provided by the Company's independent auditors.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements with the Company's management and the independent auditors. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing standards No. 90 (Codification of Statements on Auditing Standard, AU 380). The Audit Committee has also discussed with the independent auditors' their independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence

Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

AUDIT FEES

     In the past fiscal year, $384,350 in aggregate fees were billed for professional services rendered for the audit of the registrant's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the registrant's Forms 10-Q.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     In the past fiscal year, there were no fees billed for professional services related to financial information systems design and implementation.

ALL OTHER FEES

     In the past fiscal year, $638,931 in fees were billed for the professional services other than the services captured by "Audit Fees" and "Financial Information Systems Design and Implementation Fees."

     Based on the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of Ernst & Young LLP, as our independent auditors.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

                                          AUDIT COMMITTEE

                                          Harvey C. Jones, Jr.
                                          John F. Shoch
                                          Sheri Anderson

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     None of the Company's executive officers currently have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

     The Compensation Committee has the authority under the 1995 Stock Option/Stock Issuance Plan to provide for the acceleration of options and the vesting of the shares of Common Stock subject to the outstanding options held by the Chief Executive Officer and the Company's other executive officers under that Plan.

             PROPOSAL NO. 2 -- RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended December 31, 1992.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

        PROPOSAL NO. 3 -- AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

     The stockholders are being asked to approve an amendment to the Remedy Corporation Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares issuable thereunder by 4.75% of outstanding Common Stock and Common Stock equivalents as of May 23, 2001. The Board approved the amendment to the Purchase Plan, which is the subject of this Proposal No. 3, on February 12, 2001. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code"). If the amendment to the Purchase Plan is not approved by the stockholders, the Purchase Plan will continue in effect in accordance with its current terms.

     The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. The Company will also benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

     The Purchase Plan was adopted by the Board on January 17, 1995 and approved by the stockholders on February 21, 1995. On May 28, 1998, the stockholders approved an amendment to the Purchase Plan to increase the number of shares issuable by 920,593 shares and on May 27, 1999 the stockholders approved an amendment to the Purchase Plan to increase the number of shares issuable by 1,359,269 shares.

     The following summary of certain Purchase Plan provisions is qualified, in its entirety, by reference to the Purchase Plan. Copies of the Purchase Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Mountain View, California. In addition to the Purchase Plan, the Company maintains the International Employee Stock Purchase Plan ("International Plan") pursuant to which eligible non-U.S. citizens and U.S. citizens working abroad who are not paid in U.S. currency, and who are employed by the Company or any participating subsidiary or parent corporation on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year may purchase Common Stock pursuant to payroll deductions.

PURPOSE

     The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. In addition, as of March 31, 2001, Remedy Gmbh, Remedy Sarl, Remedy Pte. Ltd., Remedy UK, Ltd., Remedy Canada, Ltd., Remedy KK, Remedy Australia, Pty Ltd, Remedy Hong Kong Limited and Remedy International Ltd., participate in the International Plan.

ADMINISTRATION

     The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee") and may be administered by the Board. All costs and expenses incurred in Purchase Plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan shall be credited to a non-interest bearing book account.

SHARES AND TERMS

     The stock issuable under the Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan and the International Plan is 3,479,862, not including the share increase, which is the subject of this Proposal No. 3. Common Stock subject to terminated purchase rights shall be available for purchase pursuant to purchase rights subsequently granted. Assuming approval of this Proposal No. 3, the number of shares issuable in the aggregate under the Purchase Plan and the International Plan shall increase on May 24, 2001 by a number of shares equal to 4.75% of the outstanding Common Stock and Common Stock equivalents as of May 23, 2001, but not by more than 2,500,000 shares.

ADJUSTMENTS

     If any change in the Common Stock occurs (through re-capitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

ELIGIBILITY

     Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan. Approximately 1432 employees (including six executive officers) were eligible to participate in the Purchase Plan as of March 30, 2001.

OFFERING PERIODS

     The Purchase Plan is implemented by offering periods that generally have a duration of 24 months; each offering period is comprised of a series of one or more successive purchase periods, which generally have a duration of six months. Offering periods are concurrent and successive and, accordingly, a new offering period commences every six months and runs concurrently with each prior offering period. The Committee in its discretion may vary the beginning date and ending date of the offering periods, provided no offering period shall exceed 24 months in length, and may vary the duration of an offering period or purchase period. A new offering period will begin on May 1, 2001 and will end on April 30, 2003.

     The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

PURCHASE PRICE

     The purchase price per share under the Purchase Plan is 85% of the lower of
(i) the fair market value of a share of Common Stock on the first day of the applicable offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. Generally, the fair market value of the Common Stock on a given date is the closing sale price of the Common Stock, as reported on the Nasdaq National Market System. The market value of the Common Stock as reported on the Nasdaq Stock Market for the most recent offer period ending on October 31, 2000 was $17.13 per share, resulting in a Purchase Plan price of $14.55 per share.

LIMITATIONS

     The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

     1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

     2. In no event shall a participant be permitted to purchase more than 3,000 shares on any one purchase date.

     3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

     4. In no event may a participant's payroll deductions for a semi-annual purchase period exceed $10,000.

     The purchase right shall be exercisable only by the participant during the participant's lifetime and shall not be assignable or transferable by the participant.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 20% of a participant's cash compensation paid during a purchase period. Cash compensation for this purpose will include elective contributions that are not includable in income under Code Sections 125 or 401(k) and all bonuses, overtime, commissions, and other amounts to the extent paid in cash.

     The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the "Limitations" section). No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account that is not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.

TERMINATION AND CHANGE TO PAYROLL DEDUCTIONS

     A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and any payroll deductions that the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the Purchase Plan. Any payroll deductions that the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. A participant may decrease his or her deductions during a purchase period as permitted by the Committee.

AMENDMENT AND TERMINATION

     The Purchase Plan shall continue in effect until the earlier of (i) the last business day in December 2004, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been issued or (iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan. The approval of the stockholders will be obtained to the extent required by applicable law.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If the Board exercises such right, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the Purchase Plan.

CORPORATE TRANSACTION

     In the event of (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to eighty-five percent (85%) of the lower of the fair market value per share of Common Stock on the start date of the offering period or the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

     The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

PRORATION OF PURCHASE RIGHTS

     If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under a plan that so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

     Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one (1) year following the date of purchase under the Purchase Plan.

     The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the Purchase Plan. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

NEW PURCHASE PLAN BENEFITS

     Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. However, in the purchase period that ended on October 31, 2000 each of the Named Officers purchased the following number of shares of Common Stock at a purchase price of $9.9875 per share: Mr. Allocco: 375 and Mr. Fior: 809. In addition, each of the Named Officers purchased the following number of shares of Common Stock at a purchase price of $14.55 per share on October 31, 2000: Mr. Fior: 131, Mr. Goldberg: 687 and Mr. Oliver: 688. All of the executive officers as a group, six persons, purchased 2,690 shares on October 31, 2000. In addition, each of the Named Officers, other than Mr. Garlick, has the right to purchase a maximum of 3,000 shares of Common Stock at a price that will not exceed $16.750 per share on each of the April 30, 2001, October 31, 2001 and April 30, 2002 purchase dates.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR FISCAL YEAR 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO REMEDY CORPORATION, 1505 SALADO DRIVE, MOUNTAIN VIEW, CALIFORNIA 94043, ATTN: INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 2002 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than December 19, 2001 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the company's proxy statement for that meeting. Stockholders who intend to present a proposal at the 2002 Annual Meeting without inclusion of such proposal in the Company's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advance notice of such proposal to the Company no later than March 25, 2002. Such stockholder proposals should be addressed to Remedy Corporation, 1505 Salado Drive, Mountain View, California 94043, Attn: Investor Relations.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          [/s/ LAWRENCE L. GARLICK]
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer

Mountain View, California
April 18, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                                                      APPENDIX A

                               REMEDY CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and shall comprise at least three but no more than five members, each of whom are independent of management and Remedy Corporation (the Company). All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the quarterly and annual reports filed by the Company, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

     - The committee shall discuss with the auditors their independence from management and the Company and, on an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the committee shall review with the independent auditors the nature and scope of any disclosed relationships or professional services and take (or recommend that the Board of Directors take) appropriate action to ensure the continuing independence of the auditors.

     - The committee shall provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management being present.

     - The committee shall discuss with the independent auditors the overall scope and plans for the audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs, and assess the steps management has taken to minimize potential risks. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations. The committee shall investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     - The committee shall review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, the committee shall include a copy of this Charter in the annual report to shareholders or the proxy statement at least once every three years or in the year after any significant amendment to the Charter.

PROXY                         REMEDY CORPORATION                           PROXY
               1505 SALADO DRIVE, MOUNTAIN VIEW, CALIFORNIA 94043

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REMEDY CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2001


        The undersigned holder of Common Stock, par value $.00005, of Remedy Corporation (the "Company") hereby appoints Lawrence L. Garlick and Ron J. Fior, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 24, 2001 at 4:00 p.m. local time, at 1505 Salado Drive, Mountain View, California 94043, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

        PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                    (Reverse)
                               REMEDY CORPORATION

[X]  PLEASE MARK VOTES
AS IN THIS EXAMPLE


1.      To elect the following directors to serve         2.    To ratify the appointment of          FOR      AGAINST     ABSTAIN
        for a term ending upon the 2002 Annual                  Ernst & Young LLP as the             [  ]       [  ]        [  ]
        Meeting of Stockholders or until their                  Company's independent
        successors are elected and qualified:                   accountants for the fiscal year
                                                                ending December 31, 2001.
        NOMINEES: Lawrence L. Garlick, David A.
Mahler, John Olsen, Sheri Anderson, Harvey C.             3.    To approve an amendment to the        FOR      AGAINST     ABSTAIN
Jones, Jr. and John F. Shoch.                                   Employee Stock Purchase Plan in       [  ]       [  ]        [  ]
                                                                order to increase the number of
        FOR     WITHHELD      For all nominees,                 shares issuable thereunder, as
                              except for                        set forth in the accompanying
                              nominees written                  proxy.
                              below.

        [  ]     [  ]         [  ]

                              ------------------
                              Nominee exception(s).

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:            Signature (if held jointly):         Date:        , 2001
          ------------                            ---------      --------


Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.